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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 20, 1998
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                             THE ENSTAR GROUP, INC.
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             (Exact name of registrant as specified in its charter)


        Georgia                          0-7477                 63-0590560
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State of other Jurisdiction     (Commission File Number)     (I.R.S. Employer
     of Incorporation                                       Identification No.)


            172 COMMERCE ST. 3RD FLOOR MONTGOMERY, AL        36104
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            (Address of principal executive offices)       (Zip Code)


                                 (334) 834-5483
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             (Telephone number, including area code, of registrant)



                                 NOT APPLICABLE
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         (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS

     On October 20, 1998, The Enstar Group, Inc. ("Enstar") issued a press release announcing the proposed appointment of J. Christopher Flowers, an Enstar director, to the executive officer position of Vice Chairman of the Board of Directors effective December 1, 1998. In addition, Enstar announced that it has entered into an Investment Agreement with Mr. Flowers dated October 20, 1998 pursuant to which Enstar proposes to sell to Mr. Flowers 1,158,860 newly issued shares of Enstar common stock for a purchase price of approximately $15 million, or approximately $12.94 per share. Mr. Flowers will purchase the shares with a promissory note. The transaction is conditioned upon the approval of Enstar's shareholders at a special meeting of shareholders to be called by the Board of Directors for that purpose.

     The terms of the proposed transaction are more fully described in the press release attached hereto as exhibit 99 and hereby incorporated by reference herein and in the Investment Agreement and certain exhibits thereto attached hereto as exhibit 10.1.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c) Exhibits

Reference
Number                   Description of Exhibits
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10.1                Investment Agreement dated October 20, 1998 between the
                    Registrant and J. Christopher Flowers, together with certain exhibits thereto

10.2 Amendment Agreement dated as of October 20, 1998 to the Rights Agreement dated as of January 20, 1997 between the Registrant and American Stock Transfer & Trust Company

99                  Press Release dated October 20, 1998
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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   THE ENSTAR GROUP, INC.
                                                       (Registrant)

Date: October 21, 1998                             By: Nimrod T. Frazer
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                                                       Nimrod T. Frazer
                                                       Chairman, President and
                                                       Chief Executive Officer